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                                                                   EXHIBIT 99.18

                              THE COMMERCE FUNDS
                                 (THE "TRUST")

                           AMENDED AND RESTATED PLAN
                    PURSUANT TO RULE 18F-3 FOR OPERATION OF
                             A MULTI-CLASS SYSTEM
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                                I. INTRODUCTION
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          On February 23, 1995, the Securities and Exchange Commission (the
"Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. On September 19, 1996, the Board of Trustees of the Trust authorized the Trust to implement a multi-class distribution structure in compliance with Rule 18f-3. This Plan pursuant to Rule 18f-3 for operation of a multi-class system shall become effective immediately after the close of business on the business day immediately preceding the day on which the Trust begins operation of its multi-class distribution structure (the "Effective Date"), provided that such Plan has previously been filed with the Commission.


                           II. ATTRIBUTES OF CLASSES
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A.   Generally
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          The Trust shall offer two classes of shares - - Service Shares and
Institutional Shares - - in the Short-Term Government Fund, Bond Fund, Balanced Fund, Growth Fund, Aggressive Growth Fund, International Equity Fund and Growth and Income Fund (each a "Fund" and collectively, the "Funds").

          In general, shares of each class shall be identical except for different expense variables (which will result in different returns for each class), certain related rights and certain shareholder services. More particularly, the Service Shares and the Institutional Shares of each Fund shall represent interests in the same portfolio of investments of the particular

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Fund, and shall be identical in all respects, except for: (a) the impact of (i)
expenses assessed to Service Shares pursuant to the Distribution Plan and Shareholder Administrative Services Plan adopted for that class and expenses assessed to Institutional Shares pursuant to the Shareholder Administrative Services Plan adopted for that class, and (ii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any subsequent changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent Trustees; (b) the fact that (i) the Service Shares shall vote separately on any matter submitted to holders of Service Shares that pertains to the Distribution Plan and the Shareholder Administrative Services Plan adopted for that class;
(ii) the Institutional Shares shall vote separately on any matter submitted to holders of Institutional Shares that pertains to the Shareholder Administrative Services Plan adopted for that class; and (iii) each class shall vote separately on any matter submitted to shareholders that pertains to the class expenses borne by that class; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares; and (e) the different shareholder services relating to a class of shares.

B.   Distribution Arrangements, Expenses and Sales Charges
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       1.  SERVICE SHARES

          Service Shares shall be offered to the general public and shall be subject to a front-end sales charge which shall not initially exceed 3.50% of the offering price of Service Shares of the Funds (2.00% of the offering price of Service Shares of the Short-Term Government Fund).

          Service Shares shall be further subject to (a) a distribution fee payable pursuant to a Distribution Plan adopted for the class which shall not initially exceed 0.25% (on an annual basis) of the average daily net asset value of the Funds' respective outstanding Service Shares, and (b) a shareholder servicing fee payable pursuant to a Shareholder Administrative Services Plan adopted for the class which shall not initially exceed 0.25% of the average daily net assets attributable to Service Shares of the respective Funds that are owned of record or beneficially by customers of securities dealers, brokers, financial institutions and other industry professionals ("Service Organizations") that provide shareholder administrative support services with respect to such customers' Service Shares.

          Shareholder administrative support services provided under the Shareholder Administrative Services Plan may include, but are not limited to,
(i) establishing and maintaining accounts and records relating to customers that invest in Service Shares; (ii) aggregating and processing purchase, redemption and

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exchange requests for Service Shares from customers and placing net purchase, redemption and exchange orders with the Trust's

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distributor; (iii) providing customers with a service that invests the assets of their accounts in Service Shares pursuant to specific or pre-authorized instructions; (iv) processing dividend and distribution payments from the Trust on behalf of customers; (v) providing information periodically to customers showing their positions in Service Shares; (vi) arranging for bank wires; (vii) responding to routine inquiries from customers concerning their investments in Service Shares; (viii) responding to customer inquiries relating to the services performed by you; (ix) providing subaccounting with respect to Service Shares beneficially owned by customers or the information to the Trust necessary for subaccounting; (x) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; and (xi) assisting customers in changing dividend options, account designations and addresses.

      2.  INSTITUTIONAL SHARES


          Institutional Shares shall be offered to investors maintaining qualified accounts in the trust departments of affiliated and correspondent banks of Commerce Bancshares, Inc. ("Institutions") and to participants in employer-sponsored defined contribution plans administered by Institutions and to shareholders who have existing accounts in Institutional Shares of the Funds on the Effective Date.

          Institutional Shares shall initially be subject to a front-end sales charge which shall not initially exceed 3.50% of the offering price of Institutional Shares of the Funds.

          Institutional Shares shall be further subject to a fee payable pursuant to a Shareholder Administrative Services Plan which shall not initially exceed 0.25% of the average daily net assets attributable to Institutional Shares of the respective Funds that are owned of record or beneficially by Service Organizations that provide shareholder administrative support services with respect to such customers' Institutional Shares.

          Shareholder administrative services provided under the Shareholder Administrative Services Plan may include, but are not limited to, (i) establishing and maintaining accounts and records relating to customers that invest in Institutional Shares; (ii) aggregating and processing purchase, redemption and exchange requests for Institutional Shares from customers and placing net purchase, redemption and exchange orders with the Trust's distributor; (iii) providing customers with a service that invests the assets of their accounts in Institutional Shares pursuant to specific or pre-authorized instructions; (iv) processing dividend and distribution payments from the Trust on behalf of customers; (v) providing information periodically to

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customers showing their positions in Institutional Shares; (vi) arranging for bank wires; (vii) responding to routine inquiries from customers concerning their investments in Institutional Shares; (viii) responding to customer inquiries relating to the services performed by you; (ix) providing subaccounting with respect to Institutional Shares beneficially owned by customers or the information to the Trust necessary for subaccounting; (x) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; and (xi) assisting customers in changing dividend options, account designations and addresses.

C.   Exchange Privileges
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          SERVICE SHARES

          Holders of Service Shares generally shall be permitted to exchange their shares for Service Shares of another Fund of the Trust. Exchanges may also be made through January 1, 1997 to or from the Goldman, Sachs & Co. Financial Square Treasury, Prime and Tax-Free Money Market Funds and after January 1, 1997, to or from the Institutional Liquid Assets Prime Obligation Portfolio Service Class. No additional sales charge will be incurred when exchanging Service Shares of a Fund for Service Shares of another Fund offered by the Trust.

          INSTITUTIONAL SHARES

          Holders of Institutional Shares generally shall be permitted to exchange their shares for Institutional Shares of another Fund or portfolio of the Trust. Exchanges may also be made through January 1, 1997 to or from the Goldman, Sachs & Co. Financial Square Treasury, Prime and Tax-Free Money Market Funds and after January 1, 1997, to or from the Institutional Liquid Assets Prime Obligation Portfolio Service Class. No additional sales charge will be incurred when exchanging Institutional Shares of a Fund for Institutional Shares of another Fund or portfolio offered by the Trust.

D.   Shareholder Services
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     1.   Retirement Plans
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          SERVICE SHARES

          The Trust shall initially make (1) individual retirement accounts ("IRAs"), including IRAs set up under a Simplified Employee Pension Plan ("SEP-IRAs"); (2) Keogh plans; (3) corporate retirement plans; (4) public employer deferred compensation plans; and (5) profit sharing plans (including

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401(k) plans) and money-purchase plans available to the holders of Service
Shares.

          INSTITUTIONAL SHARES

          The Trust shall initially offer the following plans which are administered by affiliates of Commerce Bancshares, Inc. and non-affiliates of Commerce Bancshares, Inc. which have existing accounts in the Institutional
Shares: (1) IRAs, including IRAs set up under SEP-IRAs; (2) Keogh plans; (3) corporate retirement plans; (4) public employer deferred compensation plans; and
(5) profit sharing plans (including 401(k) plans) and money-purchase plans.

     2.   Telephone Transaction Privilege
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          SERVICE AND INSTITUTIONAL SHARES

          The Trust shall initially offer a telephone transaction privilege to holders of Service and Institutional Shares of the Funds whereby a shareholder may make additional investments in or redeem shares from an established account by telephone.

     3.   Dividend Reinvestment
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          SERVICE AND INSTITUTIONAL SHARES

          The Trust shall initially offer a dividend reinvestment option whereby holders of Service or Institutional Shares may elect to have their dividends, capital gain distributions, or both received from a non-retirement Fund account automatically invested in additional Service or Institutional Shares, as the case may be, of any other Fund or portfolio of the Trust in which they currently maintain an open non-retirement account.

     4.   Automatic Withdrawal Feature
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          SERVICE AND INSTITUTIONAL SHARES

          The Trust shall initially offer an automatic withdrawal feature whereby an investor may automatically redeem Service and/or Institutional Shares on a monthly, quarterly, semi-annual or annual basis.


     5.   Automatic Investment Program
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          SERVICE AND INSTITUTIONAL SHARES

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          The Trust shall initially offer an automatic investment program whereby an investor generally may purchase Service and/or Institutional Shares of a Fund on a regular basis by having a specific amount of money debited from his/her account at a financial institution.

E.   Methodology for Allocating Expenses Between Classes
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          Expenses of the Funds are apportioned to each class of shares depending upon the nature of the expense item.

     1.   General Expenses
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          General Expenses are expenses that are attributable to both classes of shares and are allocated between the classes of shares based on the relative values of their respective outstanding shares eligible for dividends at the end of the day. General Expenses include advisory fees payable to the investment adviser under the investment advisory agreement, basic administration fees paid to the administrator under the administration agreement and other expenses such as transfer agency, custody and professional fees.

     2.   Class-Specific Expenses
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          Class-Specific Expenses are expenses that are attributable to a specific class of shares and are allocated to the class of shares to which they relate. Such expenses include distribution expenses and shareholder servicing fees. Class-specific expenses that are based on a percentage of average daily net assets are calculated by multiplying the appropriate daily rate by the value of the outstanding shares of the respective class. Other class-specific expenses, which may include transfer agent fees and expenses, printing, postage, and other charges, are calculated based upon daily accrual rates furnished by the administrator which are based upon estimates of such expenses for the year.


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